Exhibit 99.1

Concur Reports Strong Results For Second Quarter Fiscal 2009

Year-over-year second quarter revenue grows 16% driving 82% earnings growth;

company reaffirms fiscal 2009 earnings guidance

REDMOND, Wash., April 29 — Concur (Nasdaq: CNQR), the world’s leading provider of on-demand Employee Spend Management services, today reported financial results for its second quarter ended March 31, 2009.

Concur reported total revenue for the second quarter of fiscal 2009 of $62.0 million, driven by subscription revenue which was up 16% from the year-ago quarter. Total revenue for the quarter was also up 16% from the year-ago quarter and up 6% from the prior quarter. Fiscal 2009 second quarter net income was $6.7 million, or $0.13 per share, exceeding company expectations. This compares to net income of $3.7 million, or $0.08 per share, in the year-ago quarter.

“Despite a significant industry-wide decline in overall corporate travel spend, Concur grew second quarter revenue 16% year-over-year,” said Steve Singh, chairman and CEO of Concur. “The company also grew second quarter earnings 82% year-over-year while continuing to increase investments in customer service, distribution and new services.”

Singh continued, “Customer growth was solid in the second quarter and we see continued strong demand for our services as we head into the third and fourth quarters. While we see some positive changes in key economic indicators, we remain cautious in the near term as we work through the lingering impact of a meaningful global economic contraction. We view our business model and strong balance sheet as strategic assets as we continue to drive greater efficiency into the $300 billion corporate travel supply chain.”

Financial Highlights

•	Total revenue was $62.0 million for the second quarter of fiscal 2009, up 16% compared to the year-ago quarter, and up 6% sequentially.

•	Net income was $6.7 million, or $0.13 per share, for the second quarter of fiscal 2009, compared to $3.7 million, or $0.08 per share, for the year-ago quarter.

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Non-GAAP pretax income was $14.2 million, or $0.28 per share, for the second quarter of fiscal 2009, compared to $9.9 million, or $0.21 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP operating margin was 23% for the second quarter of fiscal 2009, up from 19% the year-ago quarter, and up from 21% sequentially.

•	Cash flows from operations were $23.7 million for the second quarter of fiscal 2009, up 33% from the year-ago quarter.

Recent Business Highlights

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Concur announced the general availability of Concur® Mobile, the powerful innovation that allows mobile workers using their smartphones to easily change itineraries; book taxis, hotels or dining; capture expenses; and approve expense reports – all within policy while on the road.

•	Concur hosted over 850 attendees at its Global User Conference, the industry’s premier Employee Spend Management customer event, in San Diego, California.

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Concur’s client base crossed the 9,000 client plateau, with over 50% of new clients signed in the second quarter of fiscal 2009 choosing Concur® Travel & Expense, Concur’s market-leading end-to-end solution and the only on-demand service that seamlessly combines online travel booking with automated expense reporting.

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Concur announced the continued expansion of the Concur® Connect program with a strategic investment in RideCharge, a leading provider of ground travel booking that lets business travelers electronically book, pay and get reimbursed for metropolitan taxi, sedan and shuttle transportation.

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Concur announced the availability of new partner services for data integration and receipt scanning capabilities that extend and enhance the value of Concur solutions. These new solutions are offered by qualified third party companies with demonstrated expertise and experience in integrating their solutions with Concur’s Employee Spend Management solutions.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects earnings per share for the third quarter of fiscal 2009 to be $0.10, assuming an estimated effective tax rate of 36%, and non-GAAP pre-tax earnings per share to be $0.25.

•	Concur expects earnings per share for fiscal 2009 to be $0.48, assuming an estimated effective tax rate of 36%, and non-GAAP pre-tax earnings per share to be $1.11.

•	Concur expects the fiscal 2009 non-GAAP operating margin to be 20% or more for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2009 to be between $64 million and $68 million, and capital expenditures of approximately $21 million.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Trusted by thousands of organizations to reach millions of employees, Concur’s award-winning solutions streamline business travel and expense reporting, and improve invoice processing – delivering rapid ROI by helping companies increase efficiency, control employee spend and drive down operational costs. Learn more at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: adverse economic or market conditions, such as the current economic downturn, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential difficulties associated with our realization of the benefits related to our business relationship with American Express; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services. Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468, sjohansen@webershandwick.com

Concur Technologies, Inc.

Income Statements

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008
Revenues:
Subscription	$58,819	$50,832	$115,379	$97,375
Consulting and other	3,172	2,831	5,176	5,640

Total revenues	61,991	53,663	120,555	103,015
Expenses (1):
Cost of operations	18,938	17,827	36,812	33,810
Sales and marketing	17,770	13,935	35,332	27,092
Systems development and programming	6,187	5,872	12,379	11,813
General and administrative	6,793	8,264	13,981	15,104
Amortization of intangible assets	1,541	1,547	3,082	3,113

Total expenses	51,229	47,445	101,586	90,932

Operating income	10,762	6,218	18,969	12,083
Other income (expense):
Interest income	322	180	1,468	430
Interest expense	(117)	(421)	(250)	(853)
Other, net	(422)	67	(567)	(59)

Total other income (expense), net	(217)	(174)	651	(482)

Income before income tax	10,545	6,044	19,620	11,601
Income tax expense	3,796	2,340	7,062	4,515

Net income	$6,749	$3,704	$12,558	$7,086

Net income per share available to common stockholders:
Basic	$0.14	$0.08	$0.26	$0.16
Diluted	0.13	0.08	0.24	0.15
Weighted average shares used in computing net income per share:
Basic	48,430	43,686	48,624	43,762
Diluted	51,174	47,349	51,473	47,604

(1) Includes share-based compensation as follows:

Cost of operations	$326	$438	$710	$684
Sales and marketing	844	913	1,847	1,296
Systems development and programming	373	300	806	454
General and administrative	598	659	1,281	924

Total share-based compensation	$2,141	$2,310	$4,644	$3,358

Concur Technologies, Inc.

Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2009	September 30, 2008
Assets
Current assets:
Cash and cash equivalents	$222,155	$267,725
Restricted cash	1,127	3,055
Accounts receivable, net of allowance of $4,679 and $5,543	36,700	38,479
Prepaid expenses	3,881	3,160
Deferred tax assets	23,482	14,289
Deferred costs and other current assets	13,216	14,104

Total current assets	300,561	340,812
Property and equipment, net	34,752	32,304
Deferred costs and other long-term assets	21,319	16,067
Intangible assets, net	36,026	39,108
Deferred tax assets	31,759	47,257
Goodwill	165,471	165,471

Total assets	$589,888	$641,019

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,828	$4,198
Customer funding liabilities	21,739	22,470
Accrued compensation	7,499	18,308
Acquisition-related liabilities	2,096	2,036
Other accrued and current liabilities	7,514	8,442
Long-term debt, current portion	1,018	1,505
Deferred revenues, current portion	31,432	29,572

Total current liabilities	78,126	86,531
Long-term debt	962	1,328
Deferred rent	1,854	2,126
Deferred revenues	12,918	12,511
Non-current tax liabilities	4,313	3,985

Total liabilities	98,173	106,481

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	49	50
Authorized shares: 60,000
Shares issued and outstanding: 48,507 and 50,286
Additional paid-in capital	626,404	679,526
Accumulated deficit	(132,270)	(144,828)
Accumulated other comprehensive loss	(2,468)	(210)

Total stockholders’ equity	491,715	534,538

Total liabilities and stockholders’ equity	$589,888	$641,019

Concur Technologies, Inc.

Cash Flow Statements

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008
Operating activities:
Net income	$6,749	$3,704	$12,558	$7,086
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,541	1,547	3,082	3,113
Depreciation	4,104	3,727	8,140	7,398
Allowance for uncollectible accounts receivable	(383)	473	(863)	1,732
Share-based compensation expense	2,141	2,310	4,644	3,358
Deferred income taxes	3,360	2,105	6,029	4,134
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	3,236	(106)	2,371	(636)
Prepaid expenses and other assets	(1,820)	77	(3,026)	(1,502)
Accounts payable	1,977	306	2,670	(444)
Accrued liabilities	2,488	(643)	(10,391)	(8,396)
Deferred revenues	353	4,331	2,300	5,933

Net cash provided by operating activities	23,746	17,831	27,514	21,776

Investing activities:
Decrease (increase) in restricted cash balances, net of change in customer funding liabilities	2,306	1,980	1,199	(728)
Investments in unconsolidated affiliate	(4,020)	—	(4,020)	—
Purchases of property and equipment	(4,943)	(3,194)	(10,545)	(5,674)
Payments for acquisition, net of cash acquired	(144)	(904)	(158)	(161,850)

Net cash used in investing activities	(6,801)	(2,118)	(13,524)	(168,252)

Financing activities:
Payments for issuance of common stock	(2,829)	—	(2,829)	—
Net (payments) proceeds from share-based award activity	(909)	646	927	3,025
Proceeds from employee stock purchase plan activity	—	355	350	583
Payments on repurchase of common stock	—	(30,888)	(54,773)	(30,888)
Net proceeds from borrowings	—	7,812	—	23,210
Repayments on borrowings and capital leases	(430)	(408)	(852)	(831)

Net cash used in financing activities	(4,168)	(22,483)	(57,177)	(4,901)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(280)	252	(2,383)	12

Net increase (decrease) in cash and cash equivalents	12,497	(6,518)	(45,570)	(151,365)
Cash and cash equivalents at beginning of period	209,658	23,988	267,725	168,835

Cash and cash equivalents at end of period	$222,155	$17,470	$222,155	$17,470

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008
Operating income:
Operating income	$10,762	$6,218	$18,969	$12,083
Income from operations as a % of total revenue (Operating Margin)	17%	12%	16%	12%
Add back:
Share-based compensation expense	2,141	2,310	4,644	3,358
Amortization of intangible assets	1,541	1,547	3,082	3,113

Non-GAAP operating income	$14,444	$10,075	$26,695	$18,554

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	23%	19%	22%	18%
Net income:
Net income	$6,749	$3,704	$12,558	$7,086
Add back:
Share-based compensation expense	2,141	2,310	4,644	3,358
Amortization of intangible assets	1,541	1,547	3,082	3,113
Income tax expense	3,796	2,340	7,062	4,515

Non-GAAP pre-tax income	$14,227	$9,901	$27,346	$18,072

Diluted net income per share:
Diluted net income per share	$0.13	$0.08	$0.24	$0.15
Add back:
Share-based compensation expense	0.04	0.05	0.09	0.07
Amortization of intangible assets	0.03	0.03	0.06	0.07
Income tax expense	0.08	0.05	0.14	0.10

Non-GAAP pre-tax diluted income per share	$0.28	$0.21	$0.53	$0.39

Shares used in calculation of diluted non-GAAP income per share:	51,174	47,349	51,473	47,604

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of Statement of Financial Accounting Standard No. 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, and non-GAAP pre-tax diluted income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of intangible assets and income tax expense are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share provide a more focused view of the operations of its business. In particular, share-based compensation expense amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating both GAAP net income per share and our non-GAAP pre-tax diluted income per share.